UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

NOTOX TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34911	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Mural Street, Suite 600 Richmond Hill, Ontario, Canada	L4B 3G2
(Address of principal executive offices)	(Zip Code)

(519) 421-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On October 9, 2018, the holders of a majority of the issued and outstanding common stock of Tropic International Inc. (the “Company”) on a fully-converted basis approved the following corporate actions:

(a)	a name change from Tropic International Inc. to Notox Technologies Corp. (the “Name Change”);

(b)	an authorized capital increase from 300,000,000 shares of common stock, par value $0.001, to 500,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”); and

(c)	an update to the Company’s existing bylaws by amending and restating them in their entirety to, among other things, reflect the Name Change (the “Bylaw Amendment”).

On November 19, 2018, the Company filed a Certificate of Amendment with the Nevada Secretary of State in order to effect the Name Change and Authorized Capital Increase.

In order for the Name Change to be recognized on the OTCBB and OTCQB, the Financial Industry Regulatory Authority (“FINRA”) was required to process the corporate action. FINRA has now processed the Name Change, which will be effective in the market at the open of business on December 10, 2018. At that time, the Company’s common stock will become eligible for quotation on the OTCBB and OTCQB under the trading symbol “NTOX”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2018	NOTOX TECHNOLOGIES CORP.

	By:	/s/ John Marmora
John Marmora
President, Chief Financial Officer, Secretary, Treasurer, Director